Exhibit 99.1

Hercules Capital Proudly Receives SBA “Green Light” Letter

Approval to Complete its Third SBIC License

PALO ALTO, Calif., September 6, 2018 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative, venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today announced that the U.S. Small Business Administration (“SBA”) has issued a “green light” or “go forth” letter inviting Hercules to finalize its application process to obtain a license to form and operate a third Small Business Investment Company (“SBIC”) subsidiary, following the Company’s recent presentation to the SBA committee.

“Our long-standing partnership with the SBIC program remains an important and strategic component to maintaining a highly liquid and diversified balance sheet, which enables the Company to fund the needs of many innovative technology and life sciences companies seeking growth capital,” said Manuel A. Henriquez, chairman and chief executive officer of Hercules Capital. “We are extremely pleased to receive the “green light” approval from the SBA. A third SBIC license will enable us to continue funding our growth strategy and helping to reduce our overall blended cost of capital by accessing favorable long-term financing.”

Upon approval, Hercules will obtain a third SBIC license held by subsidiaries of the Company and continue to access additional growth capital of $175.0 million of long-term debentures, bringing Hercules’ combined borrowing capacity through the SBIC program to a total of $350.0 million of capital. As a result of the 2016 omnibus spending bill approved by Congress and signed into law by the President in December 2017, the recently expanded maximum amount of SBA-guaranteed debentures that affiliated SBIC funds or “family of funds” can have outstanding is $350.0 million of debentures, up from $225.0 million. However, receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license, and Hercules has received no assurance or indication from the SBA that it will ultimately receive an SBIC license, or of the timeframe in which it would receive a license, should one ultimately be granted. Final approval for the additional $175.0 million is anticipated to occur by the first quarter of 2019.

In addition, Hercules completed the full repayment of $41.2 million outstanding of its first SBIC license, Hercules Technology II, L.P. on July 13, 2018.

The SBA program has played an important role within Hercules’ funding strategy since receiving its first SBIC license in September 2006. As a reminder, Hercules has received an exemption from the Securities and Exchange Commission which allows for the exclusion of SBIC leverage from BDC regulatory debt to equity limitations.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.0 billion to over 430 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has four outstanding bond issuances of 6.25% Notes due 2024 (NYSE: HTGX), 4.375% Convertible Notes due 2022, 4.625% Notes due October 2022 and 5.25% Notes due 2025 (NYSE: HCXZ).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com